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Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY SUCCESSFULLY EXTENDS COVENANT WAIVER PERIOD

BETHESDA, Maryland, Monday, January 25, 2021 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, announced today that it further amended the credit agreement for its $400 million revolving credit facility and $350 million unsecured term loan and the credit agreement for its $50 million unsecured term loan to extend the waiver period for the testing of financial covenants from March 31, 2021 to December 31, 2021 unless terminated early at the Company’s option. The amendments also extend the modification of certain financial covenants, once quarterly testing resumes, to March 31, 2023.

The amendments also provide the Company with the ability to retain proceeds from equity issuances to acquire unencumbered properties or hold as cash as long as the revolving credit facility balance is less than $175 million and the ability to retain proceeds from the sale of unencumbered properties, so long as the proceeds are used within 180 days to acquire unencumbered properties.

“We value the unanimous support and recognition of our balance sheet strength from our long-standing lending partners, especially during this challenging environment,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “The amendments allow DiamondRock to remain in compliance with all of its loan requirements and enhance the flexibility to opportunistically pursue new investments and recycle capital during this period of dislocation.”

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that owns a portfolio of hotels located in highly desirable destination resort markets and key gateway cities. The Company’s 31 high quality hotels contain over 10,000 rooms and are strategically positioned under either leading global brands or as unique boutique hotels/resorts in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the impact of COVID-19 on occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.